Exhibit 23.4

Legg Mason Wood Walker, Incorporated

100 Light Street, P.O. Box 1476, Baltimore, MD 21203-1476

410-539-0000

Member New York Stock Exchange, Inc./Member SIPC

January 30, 2006

Board of Directors

FNB Corp.

101 Sunset Avenue

Asheboro, NC 27203

Re:     Registration Statement on Form S-4 of FNB Corp.

Ladies and Gentlemen:

Reference is made to our opinion letter, dated September 14, 2005, with respect to the fairness, from a financial point of view, to FNB Corp. (“FNB”) of the per share consideration to be paid by FNB in FNB’s merger with Integrity Financial Corporation (“Integrity”) pursuant to an Agreement and Plan of Merger between FNB and Integrity.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of FNB in connection with their consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that FNB has determined to include our opinion in the above-referenced Registration Statement. Our opinion is not intended to, and may not, be relied upon by Integrity or its stockholders.

In that regard, we hereby consent to the reference to our opinion under the captions “SUMMARY”, “RISK FACTORS”, “THE MERGER—Recommendation of the FNB Board and Reasons for the Merger”, and “THE MERGER—Opinion of FNB’s Financial Advisor” in, and to the inclusion of such opinion as Appendix B to, the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ LEGG MASON WOOD WALKER, INCORPORATED